Exhibit 10.5

SIXTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 5, 2014

Among

PARSLEY ENERGY, L.P.,
as Borrower,

PARSLEY ENERGY MANAGEMENT, LLC,
as General Partner,

PARSLEY ENERGY, INC.,

as PEI,

PARSLEY ENERGY, LLC,
as Parent,

Wells Fargo Bank, National Association,
as Administrative Agent,

JPMorgan Chase Bank, N.A.,

as Syndication Agent,

BMO Harris Bank, N.A.,

as Documentation Agent,

and

The Lenders Party Thereto

________________________________

Wells Fargo Securities, LLC
Sole Lead Arranger and Sole Bookrunner

________________________________

SIXTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”) dated as of September 5, 2014, is among Parsley Energy, L.P., a limited partnership duly formed and existing under the laws of the state of Texas (the “Borrower”); Parsley Energy Management, LLC, a Texas limited liability company (the “General Partner”); Parsley Energy, LLC, a Delaware limited liability company (the “Parent”); Parsley Energy, Inc., a Delaware corporation (“PEI”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the General Partner and the Parent, the “Obligors”); each of the Lenders party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.The Borrower, the General Partner, the Parent, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 21, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated December 20, 2013, the Second Amendment to Amended and Restated Credit Agreement dated February 5, 2014, the Third Amendment to Amended and Restated Credit Agreement dated April 15, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated May 2, 2014 and the Fifth Amendment to Amended and Restated Credit Agreement dated May 9, 2014, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement, subject to the terms and conditions of this Sixth Amendment.

C.NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Sixth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment (unless otherwise indicated).  Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.

Section 2.Amendments to Credit Agreement.

2.1Amendments to Section 1.02 – Certain Defined Terms.

(a)The following definition is hereby added where alphabetically appropriate to read as follows:

“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of September 5, 2014, among the Borrower, the General Partner, the Parent, PEI, the Guarantors, the Administrative Agent and the Lenders party thereto.

(b)The definition of “Transactions” is hereby amended and restated in its entirety to read as follows:

“Transactions” means, with respect to (a) PEI, the execution, delivery and performance by PEI of this Agreement, (b) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments and (c) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of Collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties pursuant to the Security Instruments.

2.2Amendments to Section 1.05.  Section 1.05 is hereby amended by deleting the phrase “Borrower’s independent certified public accountants” therein and replacing such phrase with “PEI’s independent certified public accountants”.

2.3Amendments to Article VII.  Article VII is hereby amended as follows:

(a)The preamble to Article VII is hereby amended and restated to read as follows:

Each of the General Partner, the Parent and the Borrower (and PEI, in the case of Section 7.01, Section 7.02, Section 7.03 and Section 7.11), for itself and on behalf of each of its Subsidiaries, jointly and separately, represents and warrants to the Lenders that:

(b)Section 7.01 is hereby amended by deleting the phrase “Each Loan Party” therein and replacing such phrase with “PEI and each Loan Party”.

(c)Section 7.02 is hereby amended and restated in its entirety to read as follows:

Section 7.02Authority; Enforceability.  The Transactions are within PEI’s and each Loan Party’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action including, without limitation, any action required to be taken by any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions.  Each Loan Document to which PEI and each Loan Party is a party has been duly executed and delivered by PEI or such Loan Party, as applicable, and constitutes a legal, valid and binding obligation of PEI and such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Section 7.03 is hereby amended by deleting the parenthetical “(including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Parent, the Borrower or any other Person)” therein and replacing such parenthetical with the following parenthetical “(including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of PEI, the Parent, the Borrower or any other Person)”.

(e)Section 7.11 is hereby amended and restated in its entirety to read as follows:

Section 7.11Disclosure; No Material Misstatements.  No written information, report, financial statement, certificate, Borrowing Request, request for a Letter of Credit, exhibit or schedule furnished by or on behalf of PEI or any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, or statements or conclusions in any Reserve Report contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (a) to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, PEI, the General Partner, the Parent and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that PEI, the Parent and the Borrower makes no representation that such projections will be realized) and (b) as to statements, information and reports supplied by third parties after the Effective Date, PEI, the General Partner, the Parent and the Borrower each represents only that it is not aware of any material misstatement or omission therein.  There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Loan Parties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the General Partner, the Parent and the Borrower do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

2.4Amendments to Article VIII.  Article VIII is hereby amended as follows:

(a)The preamble to Article VIII is hereby amended and restated to read as follows:

Until the Facility Termination Date, each of the General Partner, the Parent and the Borrower (and in the case of Sections 8.01(a), (b), (c), (g) and (h), PEI), for itself and for each of its Subsidiaries, jointly and severally, covenants and agrees with the Lenders that:

(b)Section 8.01 is hereby amended deleting the phrase “The Borrower will furnish to the Administrative Agent and each Lender:” in such Section 8.01 and replacing such phrase with the phrase “The Borrower (and PEI, in the case of Sections 8.01(a), (b), (c), (g) and (h)) will furnish to the Administrative Agent and each Lender:”

(c)Sections 8.01(a)-(c) are hereby amended and restated in their entirety to read as follows:

(a)Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 120 days after the end of each fiscal year of PEI, commencing with the fiscal year of PEI ending December 31, 2014, PEI’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of PEI and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)Quarterly Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of PEI, commencing with the fiscal quarter of PEI ending September 30, 2014, PEI’s consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of PEI and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of PEI and the Borrower in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.12(b) and Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) setting forth consolidating information that explains in reasonable detail the differences between the information relating to PEI and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and the Consolidated Subsidiaries on a standalone basis, on the other hand.

(d)Sections 8.01(g) and (h) are hereby amended and restated in their entirety to read as follows:

(g)Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter submitted to PEI or any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of PEI or such Loan Party, and a copy of any response by PEI or such Loan Party, or the board of directors or equivalent body of PEI or such Loan Party, to such letter or report.

(h)SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by PEI or any Loan Party with the SEC, or with any national securities exchange, or distributed by PEI or such Loan Party to its shareholders generally, as the case may be.

(e)Section 8.01 is hereby amended by adding the following to the end of such Section 8.01:

Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b) and Section 8.01(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which PEI posts such documents or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

2.5Amendments to Article IX.  Article IX is hereby amended as follows:

(a)The preamble to Article IX is hereby amended and restated to read as follows:

Until the Facility Termination Date, each of the General Partner, the Parent and the Borrower (and in the case of Section 9.24, PEI), for itself and for each of its Subsidiaries, jointly and severally, covenants and agrees with the Lenders that:

(b)Article IX is hereby amended by adding a new Section 9.24 to the end of such Article IX to read as follows:

Section 9.24Passive Holding Company Status of PEI.  PEI shall not engage in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (a) its ownership of the Equity Interests of the Parent, (b) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (c) the performance of its obligations with respect to the Loan Documents, (d) any public offering of its common stock or any other issuance or sale of its Equity Interests and, in each case, the redemption thereof, (e) payment of taxes and dividends and making contributions to the capital of the Loan Parties, (f) participating in tax, accounting and other administrative matters as a member of the consolidated group of PEI and its subsidiaries or the making and filing of any reports required by Governmental Authority, (g) holding any cash incidental to any activities permitted under this Section 9.24, (h) providing indemnification to officers, managers and directors, (i) carrying out its obligations as the sole managing member of the Parent, (j) managing, through its board, directors, officers and managers, the business of Parent and Borrower and (k) any other activities incidental to the foregoing or customary for passive holding companies.  For the avoidance of doubt, PEI shall not incur or suffer to exist any Liens on its Property securing Debt.

2.6Amendment to Section 10.01(c).  Section 10.01(c) is hereby amended by deleting the phrase “any representation or warranty made or deemed made by or on behalf of the any Loan Party” therein and replacing such phrase with “any representation or warranty made or deemed made by or on behalf of PEI or any Loan Party”.

2.7Amendment to Section 10.01(d).  Section 10.01(d) is hereby amended by deleting the phrase “any Loan Party shall fail to observe or perform” therein and replacing such phrase with “PEI or any Loan Party shall fail to observe or perform”.

2.8Amendment to Section 10.01(e).  Section 10.01(e) is hereby amended by deleting the phrase “any Loan Party shall fail to observe or perform” therein and replacing such phrase with “PEI or any Loan Party shall fail to observe or perform”.

2.9Amendment to Section 10.01(f).  Section 10.01(f) is hereby amended by deleting the phrase “any Loan Party to make any payment” therein and replacing such phrase with “any Loan Party shall fail to make any payment”.

2.10Amendment to Section 10.01(l).  Section 10.01(l) is hereby amended and restated in its entirety to read as follows:

(l)the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against PEI or any Loan Party party thereto or shall be repudiated by any of them or PEI or any Loan Party or any Affiliate of PEI or any Loan Party shall so state in writing; the Loan Documents after delivery thereof shall for any reason cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement and except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Loan Documents or to file UCC continuation statements.

2.11Amendment to Section 12.01(a)(i).  Section 12.01(a)(i) is hereby amended by deleting the phrase “if to the Parent, General Partner or the Borrower, to it at:” in such Section 12.01(a)(i) and replacing such phrase with “if to PEI, the Parent, the General Partner or the Borrower, to it at:”.

2.12Amendment to Section 12.02(a).  Section 12.02(a) is hereby amended by deleting the sentence “No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.” in such Section 12.02 and replacing such sentence with “No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by PEI or any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.”

2.13Amendment to Section 12.04(a).  Section 12.04(a) is hereby amended by amending and restating clause (i) in Section 12.04(a) to read as follows:

(i) none of PEI, the Parent, the Borrower or the General Partner may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by PEI, the Parent, the Borrower or the General Partner without such consent shall be null and void),

2.14Amendment to Section 12.05(a).  Section 12.05(a) is hereby amended by deleting the phrase “All covenants, agreements, representations and warranties made by the General Partner, the Parent and the Borrower herein” therein and replacing such phrase with “All covenants, agreements, representations and warranties made by PEI, the General Partner, the Parent and the Borrower herein”.

2.15Amendment to Section 12.15.  Section 12.15 is hereby amended by deleting the parenthetical “(including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman)” in such Section 12.15 and replacing such parenthetical with “(including, without limitation, PEI or any of its Subsidiaries (other than the Borrower), any obligor, contractor, subcontractor, supplier or materialsman)”.

2.16Amendments to Section 12.17.  Section 12.17 is hereby amended by deleting each instance of the phrase “of the Parent, the Borrower and the General Partner” therein and replacing such phrase with “of PEI, the Parent, the Borrower and the General Partner”.

Section 3.Amendment to Exhibit D.  Exhibit D is hereby amended and restated in its entirety as set forth on Annex I attached to this Sixth Amendment.

Section 4.Conditions of Effectiveness.  This Sixth Amendment will become effective on the date on which each of the following conditions precedent are satisfied or waived (the “Sixth Amendment Effective Date”):

(a)The Administrative Agent shall have received from PEI, the Borrower, the General Partner, the Parent, each other Obligor and the Majority Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Person.

(b)The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Sixth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement (including, to the extent invoiced on or prior to the Sixth Amendment Effective Date, the fees and expenses of Paul Hastings LLP, counsel to the Administrative Agent).

(c)No Default or Event of Default shall have occurred and be continuing as of the Sixth Amendment Effective Date.

(d)The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or a Responsible Officer of PEI setting forth resolutions of its board of directors with respect to the authorization of PEI to execute and deliver this Sixth Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, the officers of PEI (i) who are authorized to sign such Loan Documents to which PEI is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Sixth Amendment, the Credit Agreement and the transactions contemplated hereby and thereby, specimen signatures of such authorized officers, and the articles or certificate of incorporation and by-laws or other applicable organizational documents of PEI (in each case, together with all amendments thereto, if any), certified as being true and complete.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(e)The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of PEI.

(f)The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming compliance with the conditions set forth in this Section 4 or the waiver of such conditions as agreed to by the Majority Lenders.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.Limited Waiver With Respect to Delivery of Financial Statements.  The Borrower has requested that the Lenders waive, and the Lenders do hereby waive, (a) the requirements of Section 8.01(a) as it relates to the Borrower’s delivery of audited consolidated financial statements for the fiscal year ending December 31, 2013 and (b) the requirements of Section 8.01(b) as it relates to the Borrower’s delivery of consolidated financial statements for each of the quarter ended March 31, 2014 and the quarter ended June 30, 2014.  Except as expressly waived herein, all covenants, obligations and agreements of the Obligors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.  Without limitation of the foregoing, the foregoing waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (x) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (y) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (z) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Granting the waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 6.Miscellaneous.

(a)Confirmation.  The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.

(b)Ratification and Affirmation; Representations and Warranties.  Each of PEI and each Obligor hereby: (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Sixth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Sixth Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Sixth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c)Counterparts.  This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Sixth Amendment by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.

(d)NO ORAL AGREEMENT.  THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT

BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

(e)GOVERNING LAW.  THIS SIXTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(f)Loan Document.  This Sixth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

(g)Payment of Expenses.  In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(h)Severability.  Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	PARSLEY ENERGY, L.P.
By: PARSLEY ENERGY MANAGEMENT, LLC, its general partner By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: President
GENERAL PARTNER:	PARSLEY ENERGY MANAGEMENT, LLC
By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: President
PARENT:	PARSLEY ENERGY, LLC
PEI:	By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: President PARSLEY ENERGY, INC. By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: President
GUARANTOR:	PARSLEY ENERGY OPERATIONS, LLC

[Sixth Amendment Signature Page]

By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: Manager
GUARANTOR:	PARSLEY ENERGY AVIATION, LLC
By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: Manager
GUARANTOR:	PARSLEY FINANCE CORP. By: /s/ Bryan Sheffield Name: Bryan Sheffield Title: President

[Sixth Amendment Signature Page]

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Edward Pak Name: Edward Pak Title: Director

[Sixth Amendment Signature Page]

LENDER:	JPMORGAN CHASE BANK, N.A.
By: /s/ Anson Williams Name: Anson Williams Title: Authorized Officer

[Sixth Amendment Signature Page]

LENDER:	BMO HARRIS BANK, N.A.
By: /s/ Joe Bliss Name: Joe Bliss Title: Managing Director

[Sixth Amendment Signature Page]

LENDER:	MORGAN STANLEY BANK, N.A. By: /s/ Dmitriy Barskiy Name: Dmitriy Barskiy Title: Authorized Signatory

[Sixth Amendment Signature Page]

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH By: /s/ Nupur Kumar Name: Nupur Kumar Title: Authorized Signatory By: /s/ Sam Miller Name: Sam Miller Title: Authorized Signatory

[Sixth Amendment Signature Page]

LENDER:	BOKF NA DBA BANK OF TEXAS By: /s/ Thomas E. Stelmar, Jr. Name: Thomas E. Stelmar, Jr. Title: Senior Vice President

[Sixth Amendment Signature Page]

LENDER:	FROST BANK, A TEXAS STATE BANK By: /s/ Jack Herndon Name: Jack Herndon Title: Senior Vice President

[Sixth Amendment Signature Page]

LENDER:	ROYAL BANK OF CANADA By: /s/ Don J. McKinnerney Name: Don J. McKinnerney Title: Authorized Signatory

[Sixth Amendment Signature Page]

Annex I

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [          ] of Parsley Energy, Inc., a Delaware corporation (“PEI”), and that he/she is the [    ] of Parsley Energy Management, LLC, the general partner of Parsley Energy, L.P., a limited partnership duly formed and existing under the laws of the state of Texas (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Amended and Restated Credit Agreement dated as of October 21, 2013 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among PEI, the Borrower, Parsley Energy Management, LLC, Parsley Energy, LLC, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)The representations and warranties of PEI and the Loan Parties contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of PEI or any Loan Party pursuant to the Agreement and the Loan Documents were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)Each of PEI, the Borrower and the other Loan Parties has performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

(c)Since December 31, 2012, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)There exists no Default or Event of Default [or specify Default and describe].

(e)Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [     ].

(f)Attached hereto is consolidating information that explains in reasonable detail the differences between the information relating to PEI and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower and the Consolidated Subsidiaries on a standalone basis, on the other hand.

Annex I - 1

EXECUTED AND DELIVERED this [ ] day of [ ].

PARSLEY ENERGY, L.P.
By: PARSLEY ENERGY MANAGEMENT, LLC,
its general partner

By:______________________________________ Name: Title:

PARSLEY ENERGY, INC.

By:______________________________________ Name: Title:

Annex I - 2